UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
__________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934
___________
Date of Report (Date of earliest event reported):
November 27, 2009 (November 23, 2009)
__________
MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 23, 2009, the Company entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, Bank of Montreal, as Administrative Agent, and BMO Capital Markets, as Lead Arranger and Bookrunner.  As previously announced, on October 23, 2009, Magnum Hunter Resources Corporation (the "Company") entered into a commitment letter pursuant to which BMO Capital Markets committed to provide the Company with a $150 million three-year senior revolving credit facility secured by the Company's assets.

The Credit Agreement provides for an asset-based, three-year senior secured revolving credit facility (the “Revolving Facility”), with an initial borrowing base availability of $25 million.  The Revolving Facility is governed by a semi-annually borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves, and based on such redeterminations, the borrowing base may be increased up to a maximum commitment level of $150 million.

The terms of the Credit Agreement provide that the Revolving Facility may be used for loans and, subject to a $5,000,000 sublimit, letters of credit.  The Company used the initial advance under the Revolving Facility to repay all current borrowings under prior loan facilities with CIT Capital USA Inc.  Further borrowings may be used to provide working capital for exploration, development and production purposes, to refinance existing debt and for general corporate purposes.  A commitment fee, which ranges between .5% and .75%, based on the unused portion of the borrowing base under the Revolving Facility, is also payable by the Company.

Borrowings under the Credit Agreement bear interest, at the Company's option, at either

•
an alternate base rate (“ABR”)  equal to the greater of the prime rates, the federal funds effective rate plus 0.5% or the LIBOR rate plus 1.0%, plus in each such case an applicable margin ranging from 1.5% to 2.5% depending on borrowing base utilization; or

•
an adjusted LIBOR rate equal to the product of (i) the LIBOR rate multiplied by (ii) the statutory reserve rate (a fraction of which the numerator is 1 and the denominator is the aggregate of the maximum reserve percentages required for Eurocurrency funding), plus in each case an applicable margin ranging from 2.5% to 3.5% based on borrowing base utilization.

If an event of default occurs and is continuing, the lenders may increase the interest rate then in effect by an additional 2% per annum plus the rate applicable to ABR loans.

The Credit Agreement contains negative covenants that, among others things, restrict the ability of the Company to, with certain exceptions:  (i) incur indebtedness; (ii) grant liens; (iii) make certain payments; (iv) change the nature of its business; (v) dispose of all or substantially all of its assets or enter into mergers, consolidations or similar transactions; (vi) make investments, loans or advances; and (vii) enter into transactions with affiliates.  The Credit Agreement also requires the Company to satisfy certain affirmative financial covenants, including maintaining (a) an interest coverage ratio (as such term is defined in the Credit Agreement) of not less than 2.5:1.0; (b) a ratio of total debt (as such term is defined in the Credit Agreement) to EBITDAX of not more than (1) 4.5:1.0 for the fiscal quarters ending December 31, 2009, March 31, 2010 and June 30, 2010 and (2) 4.0:1.0 for each fiscal quarter ending thereafter; and (c) a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0:1.0.  The Company is also required to enter into certain commodity price hedging agreements pursuant to the terms of the Credit Agreement.

The obligations of the Company under the Credit Agreement may be accelerated upon the occurrence of an Event of Default (as such term is defined in the Credit Agreement).  Events of default include customary events for a financing agreement of this type, including, without limitation, payment defaults, defaults in the performance of affirmative or negative covenants, the inaccuracy of representations or warranties, bankruptcy or related defaults, defaults relating to judgments and the occurrence of a Change in Control (as such term is defined in the Credit Agreement).

Subject to certain permitted liens, the Company’s obligations under the Credit Agreement have been secured by the grant of a first priority lien on not less than 80% of the value of the Company and its subsidiaries’ oil and gas properties until thirty days after the effective date and, thereafter, 85% of the value of the Company and its subsidiaries’ existing and to-be-acquired oil and gas properties.

In connection with the Credit Agreement, the Company and its subsidiaries also entered into certain customary ancillary agreements and arrangements, which, among other things, provide that the indebtedness, obligations and liabilities of the borrowers arising under or in connection with the Credit Agreement are unconditionally guaranteed by the Company and substantially all of its subsidiaries.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 1.02 - Termination of a Material Definitive Agreement.

In connection with the closing of the Credit Agreement described in Item 1.01 above, on November 23, 2009, the Company terminated its then-existing Credit Agreement and its Second Lien Term Loan Agreement, each dated as of September 9, 2008, with CIT Capital USA Inc., as Administrative Agent, and the lender parties thereto (together, the "Then-Existing Loan Agreements").  The termination of the Then-Existing Loan Agreements was a closing condition under the terms of the Credit Agreement and the Company paid a fee of $150,000 to CIT Capital USA Inc. in connection with the termination of the Then-Existing Loan Agreements.  In addition, the ancillary agreements to the Then-Existing Loan Agreements were terminated as of this date.

A brief description of the material terms and conditions of the Then-Existing Loan Agreements is located in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2008.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.02.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.  Regulation FD Disclosure.

On November 25, 2009, the Company issued a press release that contains information about the Credit Agreement and the related documents.  A copy of that press release is attached hereto as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Credit Agreement, dated as of November 23, 2009, by and among the Company, Bank of Montreal, as administrative agent, BMO Capital Markets, as Lead Arranger and Bookrunner, and the lenders party thereto

99.1	Magnum Hunter Resources Corporation Press Release Announcing Credit Agreement, dated November 24, 2009

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: November 27, 2009	/s/ Gary C. Evans
Gary C. Evans,
Chairman

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement, dated as of November 23, 2009, by and among the Company, Bank of Montreal, as administrative agent, BMO Capital Markets, as Lead Arranger and Bookrunner, and the lenders party thereto

99.1	Magnum Hunter Resources Corporation Press Release Announcing Credit Agreement, dated November 24, 2009